UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2008

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797

(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760

(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On November 17, 2008, Solutia Inc. (“the Company”) made the decision to cease production of Saflex polyvinyl butyral (PVB) interlayers at its Saflex plant in Trenton, Michigan, effective March 31, 2009.  Approximately 115 of the 187 employees at the Trenton plant will be impacted by this action.  The Company’s Trenton Plant will continue to supply other Saflex operations with Butvar PVB resin, which is the key raw material used to make Saflex.

The Company expects that the elimination of production of polyvinyl butyral interlayers will result in estimated pre-tax charges to income from continuing operations of approximately $18 to $20 million.  These charges include cash charges totaling approximately $8 to $10 million, primarily related to severance and employee benefit costs and non-cash charges totaling approximately $10 million,  primarily related to the write–off in net book value of idled manufacturing assets.  Substantially all of the charges will be recognized in the fourth quarter ending December 31, 2008 and the first quarter ending March 31, 2009.  The annualized benefit to income from continuing operations before income taxes is estimated to be approximately $12 million.

Additionally, in line with the Company’s examination of its current demand profile, the Company is initiating a series of actions within its Integrated Nylon business.  On November 21, 2008, the Company announced a restructuring of its Integrated Nylon business, consistent with its overall process of exploring strategic alternatives for the business.  These actions will better align production and cost structure with the current economic environment.  These actions include both reductions to the Company’s contractor and permanent workforce including both unpaid leave and permanent downsizings.  The Company expects that these actions will result in estimated pre-tax charges to income from discontinued operations of approximately $5 million in the fourth quarter ending December 31, 2008 and the first quarter ending March 31, 2009.

Also, the Company is idling certain of its Integrated Nylon manufacturing facilities and permanently shutting down certain bulk continuous filament (BCF) carpet fiber assets at its manufacturing facility in Greenwood, South Carolina.  The shutdown of these manufacturing units at its Greenwood, South Carolina location will result in estimated pre-tax charges to income from discontinued operations of approximately $4 million.  These charges are non-cash charges relating to the write-off of net book value of idled manufacturing assets and will occur in the fourth quarter ending December 31, 2008.

The Company estimates that these restructuring actions within its Integrated Nylon business will result in an annualized fixed cost reduction of approximately $40 million.

ITEM 2.06 MATERIAL IMPAIRMENTS

The information contained in “Item 2.05 Costs Associated with Exit or Disposal Activities” is incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On November 18, 2008 and November 21, 2008, the Company issued press releases relating to the matters described in this Current Report on Form 8-K.  Copies of these press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.  The information contained in the press releases filed as Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and they shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:
Exhibit Number	Description

99.1	Press Release dated November 18, 2008
99.2	Press Release dated November 21, 2008

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Rosemary L. Klein
Senior Vice President, General Counsel and Secretary

DATE:  November 21, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 18, 2008
99.2	Press Release dated November 21, 2008